Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

1.                 Stanley Associates, Inc. (District of Columbia)

2.                 Morgan Research Corporation (Alabama)

3.                 Oklahoma Acquisition Corp. (Delaware)

4.                 Techrizon LLC (Oklahoma)